UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015 (November 21, 2015)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by Peoples Bancorp Inc. (“Peoples”) on November 16, 2015, Edward G. Sloane resigned as Executive Vice President, Chief Financial Officer and Treasurer of each of Peoples and its banking subsidiary, Peoples Bank, National Association (“Peoples Bank”), effective November 16, 2015, in order to pursue other career opportunities.
On November 21, 2015, Peoples Bank executed a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Sloane. The Separation Agreement addresses the payments and benefits to which Mr. Sloane is entitled in connection with his separation from service with Peoples Bank and its affiliates, including Peoples.
Pursuant to the terms of the Separation Agreement, Peoples Bank will pay Mr. Sloane severance pay, in an amount which represents a continuation of his regular base salary at Mr. Sloane’s regular monthly base pay, for a period of six months following November 21, 2015, which monthly severance payments will be payable in accordance with Peoples Bank’s standard payroll procedures. All bonuses, payments or other compensation, of any nature, which are not currently earned or vested but may otherwise become payable to Mr. Sloane in the future had he not resigned are superseded by the above-described severance pay. All amounts payable to Mr. Sloane under the Separation Agreement will be subject to required tax withholdings and deductions. The payments described in this paragraph are the only amounts to which Mr. Sloane is entitled under the Separation Agreement.
Mr. Sloane also remains entitled to any benefits vested as of November 16, 2015 under the employee benefit plans or programs maintained by Peoples or its subsidiaries, including Peoples’ Second Amended and Restated 2006 Equity Plan, Peoples’ Retirement Savings Plan, Peoples’ Retirement Plan, Peoples’ Nonqualified Deferred Compensation Plan and Peoples’ Employee Stock Purchase Plan, in each case which benefits will be paid or distributed in accordance with the respective terms of the relevant plan or program.
The foregoing is a brief description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
a) - c)
Not applicable
d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	November 24, 2015	By:/s/	CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Separation Agreement with Mr. Sloane Executed on November 21, 2015